EXHIBIT 10.48

             AMENDMENT TO PROPERTY ACQUISITION/DISPOSITION AGREEMENT

     This Amendment to Property Acquisition/Disposition Agreement (this "Amendment") is made and entered into as of the 17th day of September, 1998, by and between Apple Residential Income Trust, Inc., a Virginia corporation (the "Owner"), and Cornerstone Realty Income Trust, Inc., a Virginia corporation (the "Agent"), as successor to Apple Realty Group, Inc.

                                   RECITALS

     A. The Owner and Apple Realty Group, Inc. entered into a certain Property Acquisition/ Disposition Agreement dated as of November 1, 1996 (sometimes referred to as the "Agreement"), under which Apple Realty Group, Inc. was to provide services to the Owner in connection with the acquisition and disposition of residential apartment complexes in exchange for certain compensation described in the Agreement.

     B. As of March 1, 1997, the Agent acquired all of the assets of Apple Realty Group, Inc., consisting principally of the Property
          Acquisition/Disposition Agreement, and in connection with such acquisition agreed to perform the services of the agent under the
          Agreement,   in  exchange  for  the  consideration  described  in  the
          Agreement.

     C. The Property Acquisition/Disposition Agreement provides that the fee payable to the Agent in connection with the acquisition of properties is not payable with respect to the portion of the purchase price represented by indebtedness assumed or incurred in connection with the acquisition, until the repayment of such indebtedness.

     D. In July 1998, the Owner (through newly-organized, single-purpose subsidiary limited partnerships) purchased five apartment complexes that involved the assumption of debt that is not prepayable without penalty. The Owner, in consultation with the Agent, determined that the acquisition of these apartment complexes with the assumption of the existing debt was in the best interests of the Owner (notwithstanding the Owner's general intention to purchase and own its properties on an "all-cash" or unleveraged basis) because of the favorable interest rate on the indebtedness encumbering these five properties.

     E. In connection with the acquisition of the five properties referred to above, the Agent rendered on behalf of the Owner certain special and extraordinary services so as to permit the acquisition of the properties by the Owner, including obtaining consent from the lenders for the acquisitions and proposing and effectuating the organization of special purpose subsidiaries of the Owner to acquire and own such properties.

     F. In consideration and in recognition of the special circumstances associated with the indebtness encumbering the five properties referred to above, and the special and extraordinary services rendered by the Agent in connection with the acquisition of the properties, the Owner desires to enter into an amendment to the Property
          Acquisition/Disposition Agreement so as to permit the immediate payment of the two percent (2%) fee on the indebtedness assumed in connection with such acquisitions.

     NOW, THEREFORE, in consideration of the promises herein contained, and other valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

     1. Amendment to Property Acquisition/Disposition Agreement. This is an amendment to the Property Acquisition/Disposition Agreement dated as of November 1, 1996 by and between the Owner and the Agent, as successor to Apple Realty Group, Inc. Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Property Acquisition/Disposition Agreement.

     2.   Payment of Fee on  Indebtedness  Assumed in  Connection  With  Certain
          Acquisitions. In recognition and consideration of the special circumstances associated with the assumption by subsidiary partnerships of the Owner of certain existing indebtedness encumbering the apartment complexes known as Pace's Point Apartments, Pepper Square Apartments, Emerald Oaks Apartments, Hayden's Crossing Apartments and Newport Apartments (including that such indebtedness is not payable without penalty but bears favorable interest rates), and the special and extraordinary services rendered by the Agent to the Owner in connection with the identification, review and closing on the acquisitions of such properties with the assumption of such debt (including negotiations with the lenders in obtaining the lender's consent to such acquisitions, and proposing and effectuating the organization of special purpose subsidiaries of the Owner to acquire and own such properties), the Owner agrees to pay, and shall immediately upon execution of this Amendment shall pay, to the Agent the two percent (2%) fee upon the indebtedness so assumed. The following table sets forth the indebtedness assumed with respect to each such property and the fee payable with respect to the indebtedness assumed:

                                                AMOUNT OF          FEE PAYABLE WITH RESPECT
           NAME OF PROPERTY               INDEBTEDNESS ASSUMED     TO INDEBTEDNESS ASSUMED
--------------------------------------   ----------------------   -------------------------
Pace's Point Apartments ..............         $7,713,617                  $154,272
Pepper Square Apartments .............          3,643,424                    72,868
Emerald Oaks Apartments ..............          6,685,706                   133,714
Hayden's Crossing Apartments .........          3,072,399                    61,448
Newport Apartments ...................          3,043,873                    60,877

     3. No Further Amendment or Implication of Further Amendment. Nothing contained in this Amendment shall be construed as amending the Property Acquisition/Disposition Agreement except as expressly set forth herein, nor shall anything contained in this Amendment be deemed to imply that there will be any further amendments to the Property Acquisition/Disposition Agreement unless a separate and independent decision is made with respect to any such subsequent amendment.

     IN WITNESS WHEREOF, the parties hereto executed this Amendment to the Property Acquisition/Disposition Agreement as of the day first above written.

                                        OWNER:

                                        Apple Residential Income Trust, Inc.,
                                         a Virginia Corporation

                                        By:  /s/ Glade M. Knight
                                           ----------------------------------

                                        Title:   President
                                           ----------------------------------


                                        AGENT:

                                        Cornerstone Realty Income Trust, Inc.,
                                         a Virginia Corporation

                                        By:  /s/ S.J. Olander, Jr.
                                           ----------------------------------

                                        Title:   Chief Financial Officer
                                           ----------------------------------


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